EXECUTIVE EMPLOYMENT AGREEMENT

          THIS AGREEMENT is made as of July 15, 2001, by and between Snap-on Incorporated (the "Company"), a Delaware corporation, and Frederick D. Hay (the "Executive").

                               W I T N E S S E T H

          WHEREAS, the Executive has been employed by the Company for many years in a key capacity, and he possesses an intimate knowledge of the business and affairs of the Company, its policies, methods, and personnel;

          WHEREAS, the Executive's services are valuable to the conduct of the business of the Company;

          NOW, THEREFORE, in consideration of the covenants and agreements of the parties herein contained, the parties hereto agree as follows:

          1. Employment and Duties.

          (a) The Company hereby agrees to employ the Executive on the terms and conditions set forth herein, and the Executive hereby agrees to remain in the employment of the Company on such terms and conditions. The Executive shall serve in such additional offices of the Company to which the Executive may be duly appointed or elected. The Executive shall perform such duties as shall be assigned to him from time to time by its President, or by such other officers of the Company, if any, to whom the Board of Directors provides the Executive shall report. The Executive agrees to devote his full business time and effort to the diligent and faithful performance of such duties. The Executive's duties are described in more detail in Attachment (1) to this Agreement. During the term of the Executive's employment hereunder, he shall continue as an officer of the Company and be entitled to such benefits and participation in such compensation plans as are consistent with his position with the Company and the terms of this Agreement. His services will be provided at the Company's headquarters in Kenosha, Wisconsin or at such other place as may be mutually agreed upon by the parties.

          2. Term.

          (a) The term of Executive's employment hereunder shall commence on the date hereof and shall continue until February 1, 2002 ("Termination Date"). Executive's last day of active employment is estimated to be October 1, 2001.

          (b) In the event of termination of Executive's employment without cause (including termination by reason of death or disability) by the Company during the term, Executive's salary and benefits shall continue to the end of the term and he shall be entitled to the payments and rights set forth in Paragraph 3(b).

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
          (c) The parties agree that at the termination of Executive's employment on the Termination Date, he will be considered as being retired for purposes of the Company's Deferred Compensation and subject to the retirement eligibility requirements of all other plans and will not be entitled to any further severance payments from the Company except as provided herein and in accordance with the terms of those plans.

          3. Compensation.

          (a) As compensation for his performance of services as an employee hereunder, Executive shall be entitled to receive an annual base salary at the rate of Four Hundred Thirty-Four Thousand Dollars ($434,000.00) payable in accordance with the Company's standard payroll practices. During the term hereof, Executive shall be eligible to continue to participate in the 2001 Officer Incentive Compensation Plan. Executive shall not be entitled to participate in the Intermediate Officer Incentive Compensation Plan.

          (b) Upon satisfactory completion of the duties listed in Attachment
(1), Executive shall be given the option to:

                    (i) receive as additional compensation a payment from the Company in the amount of Five Hundred Thousand Dollars ($500,000.00) ("Additional Compensation")payable prior to February 2, 2002,

                    (ii) Executive hereby elects to have the Additional Compensation when payable, credited into a cash account under the Snap-on Incorporated Deferred Compensation Plan, as amended, ("Deferred Comp Plan").

          (c) Upon execution of an agreement in the form attached as Exhibit A releasing all claims against Company ("Release Agreement"), on or about February 1, 2002, Executive shall:

                    (i) receive as additional compensation a payment from the Company in the amount of Sixty Thousand Dollars ($60,000.00) ("Release Payment") payable within 14 days from execution of the Release Agreement,

                    (ii) Executive hereby elects to have the Release Payment, when payable, credited into a cash account under the Deferred Comp Plan prior to February 2, 2002.

          (d) Executive shall be given the opportunity to exercise his current incentive stock options for a period of 3 months from the Termination Date.

          (e) Executive shall be given the opportunity to exercise non-qualified stock options for a period of up to 3 years from Termination Date.

          (f) The payments provided in paragraphs (b) and (c) above shall constitute Other Compensation under the Company's Deferred Comp Plan.

          4. Termination of Employment.

          (a) The Executive's employment shall terminate, or be subject to termination, prior to the term specified in Paragraph 2 hereof, as follows:

                    (i) Death. The Executive's employment hereunder shall terminate upon his death.

                    (ii) Disability. In the event the Executive becomes totally physically or mentally disabled (as determined by the Company) the Company may, at its option, terminate the Executive's employment hereunder upon not less than ten (10) days' written notice.

                    (iii) Cause. The Company may, at any time, terminate the Executive's employment hereunder for Cause. For the purposes of this Agreement, the term "Cause" shall mean (1) the commission of a felony or a crime involving moral turpitude or the commission of any other act or omission involving dishonesty, disloyalty or fraud with respect to the Company or any of its affiliates or any of their customers or suppliers, (2) conduct tending to bring the Company or any of its affiliates into substantial public disgrace or disrepute, (3) substantial and repeated failure to perform duties as reasonably directed by the Company, or (4) gross negligence or willful misconduct with respect to the Company or any of its affiliates.

          (b) Cessation of Salary and Benefits After Termination. In the event of the termination of the Executive's employment for Cause all payments of salary and benefits under Paragraph 3 hereof shall cease.

          5. Restrictive Covenants

          (a) Non-Competition. For a period 24 months from Termination, Executive shall not, directly or indirectly, engage, whether as an employee, employer, consultant, advisor or director, or as an owner, investor, partner or stockholder (unless Executive's interest is insubstantial), in any business in an area or region in which the Company or any subsidiary or affiliate then conducts business, which business is directly in competition with a business then conducted by the Company or a subsidiary or affiliate. For purposes of this section, Executive's interest as a stockholder shall be considered insubstantial if such interest represents beneficial ownership of less than five percent of the outstanding class of stock, and Executive's interest as an owner, investor or partner shall be considered insubstantial if such interest represents ownership of less than five percent of the outstanding equity of the entity.

          (b) Non-Solicitation. For a period of 24 months from termination, Executive shall not, directly or indirectly, whether as employee, employer, consultant, advisor or director, or as an owner, investor, partner, stockholder or otherwise, (i) solicit or induce any client or customer of the Company or a subsidiary or affiliate, or entity with which the Company or a subsidiary or affiliate has a business relationship, to curtail, cancel, not renew or not continue his or her or its business with the Company or any subsidiary or affiliate, (ii) hire any person who is then an employee of or a consultant or independent contractor to, the Company or a subsidiary or affiliate or (iii) solicit or induce any person who is an employee of, or a consultant or independent contractor to, the Company or a subsidiary or affiliate to curtail, cancel, not renew or not continue his or her or its employment, consulting or other relationship with the Company or any subsidiary or affiliate.

          (c) Confidentiality. Except pursuant to the performance of Executive's duties to the Company prior to Termination Date or with the consent of the Company, Executive shall not take, disclose, use, sell or otherwise transfer any confidential or proprietary information of the Company or any subsidiary or affiliate, including but not limited to information regarding the negotiation of this Agreement, current and potential customers, clients, counterparts, organization, employees, finances and financial results, and methods of operation, transactions and investments, so long as such information has not otherwise been disclosed to the public or is not otherwise in the public domain, except as required by law or pursuant to legal process; and Executive shall return to the Company, promptly following termination of employment, any information, documents, materials, data, manuals, computer programs or device containing information relating to the Company or any subsidiary or affiliate, and each of their customers, clients and counterparts, which came into Executive's possession or control during Executive's employment.

          (d) Cooperation with the Company. Executive shall cooperate fully with the Company in the defense or prosecution of any claims or actions now in existence or which may be brought in the future against or on behalf of the Company or its subsidiaries or affiliates which relate to events or occurrences that transpired while Executive was employed by the Company. Executive's full cooperation in connection with such claims or actions shall include, but not be limited to, being available to meet with counsel to prepare for discovery or trial and to act as a witness on behalf of the Company and its subsidiaries and affiliates at mutually convenient times. Subsequent to the Terminate Date, the Company shall reimburse Executive at a rate of $125 per hour, plus any reasonable out-of-pocket expenses, incurred in connection with Executive's performance of obligations pursuant to this Section 5(d). To the maximum extent permitted by law, Executive agrees that Executive will notify me or, following termination of employment, the General Counsel of the Company if Executive is contacted by any government agency relating to a matter involving the Company, by any other person contemplating or maintaining any claim or legal action against the Company or its subsidiaries and affiliates, or by any agent or attorney of such person.

          (e) Prior Approval. If Executive intends to enter into employment or otherwise provide services to any entity or undertake any other activities that Executive believes may be in conflict with Executive's duties and obligations under either Section 5(a) or 5(b), Executive may request that the Company consider whether such services or activities would violate such provisions. Any such request must be in writing, must identify the entity or entities for which services would be performed (or any entities that may be implicated in any such other activities) and when Executive would propose to commence such services (or undertake such activities), and include a brief description of the principal business conducted by such entity and the reason that Executive believes such services or activities might be in conflict with the requirements of Section 5(a) or 5(b). The Company shall make a reasonable, good faith effort to review and assess such request and respond to Executive within a reasonable period of time after receipt thereof, and promptly upon reaching any conclusion with respect thereto, shall advise Executive in writing whether it will consider any such services to violate any such provision. Notwithstanding the foregoing, (i) this Section 5(e) shall not be construed to obligate the Company to respond to any such request within any specific time period and (ii) the absence of any response from the Company with respect to such a request shall not be construed as affirming or denying the application of the covenants contained in Section 5(a) or 5(b) to such services or activities.

          6. Ownership of Developments .

          (a) Due to the competitive environment within which the Company operates, new Ideas and Inventions are critical to its continued success. It is important that the Company maintain ownership of such Ideas and Inventions generated during employment. Executive shall promptly disclose such Ideas and Inventions to the Company. Executive agrees that he shall, and does hereby, assign to the Company all rights and interests in and to all Ideas and Inventions (as defined herein) made or conceived by Executive during the course of his employment. Ideas and Inventions shall become the sole, exclusive and absolute property of the Company and are considered by the Company to be Confidential Information. Ideas and Inventions include all creative work product; including, but not limited to, ideas, concepts, processes, improvements, developments, discoveries, designs, business programs, computer programs, software, data, data analysis, data compilations, etc. Ideas and Inventions are limited to those which relate to current activities of the Company or reasonable extensions or expansions of the Company's activities.

          (b) Executive acknowledges that Ideas and Inventions do not always become fully recognized in a short period of time. Thus, to provide the Company the full benefit of Executive's activities during employment with the Company, Executive agrees to treat post-employment Ideas and Inventions the same as Ideas and Inventions made or conceived during employment, that is, in accordance with Paragraphs 6 (a) and (c). Post-employment Ideas and Inventions are limited to those made or conceived by Executive within nine (9) months after termination of Executive's employment with the Company.

          (c) Executive further agrees to disclose and deliver to the Company any and all drawings, notes, specifications, memoranda, computer programs, software, data, data analysis, data compilations and other writings contained in any information media relating to such Ideas and Inventions, to cooperate fully during Executive's employment and thereafter in securing patent rights in any and all countries, and to give evidence and testimony and execute and deliver to the

Company all papers requested by it in connection herewith. The provisions of this Paragraph remain valid beyond the termination of Executive's employment with the Company.

          (d) The assignment of Ideas and Inventions provisions contained in Paragraphs 6 (a), (b) and (c) does NOT apply to Ideas and Inventions which were developed entirely on Executive's own time without using the Company's equipment, supplies, facilities or trade secret information; however such Ideas or Inventions are to be assigned as in Paragraphs 6 (a), (b) and (c) if either of the following is true:

                    (i) the Idea or Invention relates, at the time of conception or reduction to practice, to the Company's business, or to actual or demonstrated anticipated research or development of the Company; or

                    (ii) the Idea or Invention results from any work performed by Executive for the Company.

          7. Notices. For the purposes of this Agreement, notices and all other communications under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or by a recognized overnight mail service or mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

          If to the Executive:   Frederick D. Hay

                                 --------------------------

                                 --------------------------

          If to the Company:     Snap-on Incorporated
                                 10801 Corporate Drive
                                 Pleasant Prairie, WI 53158

          Attention:             Dale F. Elliott, President & C.E.O.


or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

          8. Miscellaneous.

          (a) No provisions of this Agreement may be amended unless such amendment is agreed to in writing signed by the parties hereto.

          (b) No waiver by any party hereto of any breach of, or compliance with, any condition or provision of this Agreement by the other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No such waiver shall be enforceable unless expressed in a written instrument executed by the party against whom enforcement is sought.

          (c) This Agreement constitutes the entire agreement of the parties on the subject matter hereof and no agreements or representations, oral or otherwise, expressed or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. This Agreement supercedes Executive's Severance Agreement dated October 27, 2000, which is hereby null and void. Executive's Restated Senior Officer Agreement dated February 1, 1996, will become null and void, without further notice, on his Termination Date.

          (d) This Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, and Executive and his heirs, executors, administrators and legal representatives.

          (e) The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Wisconsin applicable to contracts made and to be performed therein between residents thereof.

          (f) This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

          (g) This Agreement has been jointly drafted by the respective representatives of the Company and Executive and no party shall be considered as being responsible for such drafting for the purpose of applying any rule construing ambiguities against the drafter or otherwise. No draft of this Agreement shall be taken into account in construing this Agreement.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                        EXECUTIVE

                                         /s/  Frederick D. Hay
                                        ----------------------------------------
                                        Date: August 20, 2001
                                             -----------------------------------


                                        COMPANY

                                        By: /s/  Dale F. Elliott
                                           -------------------------------------
                                                 Dale F. Elliott

                                        Title: President and CEO
                                              --------------------------------
                                        Date: August 16, 2001
                                              --------------------------------

                                                                  Attachment #1

                              PRIORITIES FOR F. HAY
                              ---------------------
                                      2001
                                      ----


--------------------------------------------------------------------------------
                                    Objective
--------------------------------------------------------------------------------

1.) Completion of the worldwide mechanics tools strategy:
    A.) Proposed manufacturing footprint and decision process.
    B.) Develop distribution based brand strategy, worldwide.
    C.) Define clear principals on cost accounting between units.
    D.) Create support structure for third party sourcing activities. E.) Create time schedule and plan for any necessary realignment.

--------------------------------------------------------------------------------

2.) Develop plan for transition of J. Lane and OE business.
    A.) Develop search criteria and begin process.
    B.) Facilitate introductions to key Ford Personnel.

--------------------------------------------------------------------------------

3.) Complete special charge actions as defined.

--------------------------------------------------------------------------------

4.) Ensure that NA Bahco - Snap-on project continues on schedule.

--------------------------------------------------------------------------------

5.) Continue to monitor inventory reduction program.

--------------------------------------------------------------------------------

6.) Finalize WMS productivity solution.

--------------------------------------------------------------------------------

7.) Finalize corporate quality, standards organization.
    A.) Malek job description.
    B.) Quality organization.

--------------------------------------------------------------------------------

8.) Facilitate transition of responsibility to new person.

--------------------------------------------------------------------------------

                               RELEASE AGREEMENT
                               -----------------

     THIS RELEASE AGREEMENT ("Agreement") is entered into as of this ____ day of ____________, 2002, ("Agreement Date") by and between Snap-on Incorporated, a Delaware corporation, (the "Company") and Frederick D. Hay ("Executive").

     For and in consideration of the mutual covenants and agreements set forth herein, the Company and Executive agree as follows:

     1.   Consideration and Benefits.

     (a) Consideration. In consideration for this Release Agreement, Company agrees to pay Executive Sixty Thousand Dollars ($60,000), approximately 14 days from the execution of this Release Agreement ("Release Payment"). The Release Payment is eligible for deferral in accordance with the terms of the Executive Employment Agreement dated July 15, 2001 between the Company and Executive.

     (b) Vacation. Executive affirms that he has used all of his accrued vacation time prior to execution of this Agreement.

     (c) Retirement Benefits. Nothing in this Agreement shall be deemed to affect any rights Executive may have under the Company's Qualified Pension Plan for Administrative Field Employees and the Snap-on Incorporated Supplemental Retirement Plan for Officers.

     (d) Employee Stock Ownership Plan. Executive shall not be eligible to participate in the Company's 2001-2002 Employee Stock Ownership Plan ("ESOP"). Executive shall be refunded any contributions he made to the ESOP in accordance with the terms of the ESOP.

     2. Release of the Company by Executive. Executive with the intention of binding himself, his heirs, executors, administrators and assigns, does hereby release, acquit and forever discharge the Company and all of their past, present and future officers, directors, employees, shareholders, agents, successors, assigns, attorneys, and employee benefit plans and programs, of and from all manner of actions, causes of action, arbitrations, suits, debts, sums of money, accounts, reckonings, bonds, covenants, controversies, agreements, promises, damages, judgments, charges, claims and demands whatsoever that Executive now has or may have for actions, inactions or omissions of the Company on or prior to the date of his execution of this Agreement, both known and unknown, including, but not limited to, any claims of employment discrimination under federal, state or local laws, claims under the Age Discrimination in Employment Act, claims under the Employee Retirement Income Security Act, claims under the Fair Employment Laws, any claimed violations of statute, any violations of public policy, and any tort, contract, quasi-contract or other common law claims; provided, however, that the foregoing release shall not apply to: (i) any breach by the Company of this Agreement; (ii) Executive's rights to any accrued benefits under any employee benefit plans (including retirement plans, deferred compensation and/or split dollar insurance plans); (iii) any claims which may arise after the date this Agreement is signed; (iv) any claim Executive may have for indemnification pursuant to the Bylaws of the Company; (v) any vacation pay that is accrued and unpaid; or (vi) Executive's rights under the Executive Employment Agreement dated July 15, 2001. Executive expressly gives up any and all rights to any benefits otherwise payable under any of the Company's severance plans or policies. The Company understands and agrees that the releases set forth herein do not in any way affect the rights of Executive to take whatever steps may be necessary to enforce the terms of this Agreement or to obtain relief in the event of the breach of the terms of this Agreement. The parties acknowledge that this release only applies to matters which arose on or prior to the date on which this agreement is signed.

     3.   Confidentiality of Terms; No Disparagement.

     (a) Executive and the Company expressly acknowledge that this Agreement and all matters relating to or leading up to the negotiation and effectuation of this Agreement, are confidential and shall be accorded the utmost confidentiality and shall not be disclosed to any third party except to Executive's wife, his legal, actuarial, pension, accounting and tax advisors and to the executives and administrative personnel of the Company with a need to know (including the Audit Committee) to the extent necessary to perform services or as required by law, rule or regulation. Executive and the Company also agree that if any disclosure is made as permitted under this paragraph, then such persons or entities shall be cautioned about the confidentiality obligations imposed by this Agreement and required to abide by the terms of this confidential undertaking. The parties have agreed upon the language attached hereto as Exhibit 1, as the only announcement or communication that may be made to the employees of the Company and the public.

     (b) Executive agrees that he will conduct himself in a professional manner and not make any disparaging, negative or other statements regarding the Company, its affiliates or any of the Company's or its affiliates' officers, directors or employees which could reasonably be believed in any way to have an adverse effect on the business or affairs of the Company or its affiliates or otherwise be injurious to or not be in the best interests of the Company, its affiliates or any such other persons. The Company agrees that it will conduct itself in a professional manner and not make any disparaging, negative or other statements regarding Executive which could in any way have an adverse affect on Executive or his reputation or otherwise be injurious to Executive. The parties agree that truthful testimony in legal proceedings of any nature whatsoever shall not, and cannot, constitute disparagement under this paragraph.

     4. Advice of Counsel. Executive represents and warrants that he has read this Agreement, that he has had adequate time to consider it, that he had been advised by the Company to consult with an attorney and has consulted with an attorney prior to executing this Agreement, that he understands the meaning and application of this Agreement and that he has signed this Agreement knowingly, voluntarily and of his own free will with the intent of being bound by it.

     5. Right of Revocation. Executive will have the right to revoke this Agreement for a period of seven days after he has signed it. Any revocation should be communicated in writing by personal delivery or by first-class mail to:

                           Gerald J. Heinz
                           Corporate Counsel
                           Snap-on Incorporated
                           P. O. Box 1410
                           2810 - 80th Street
                           Kenosha, WI  53141-1410

If Executive does not exercise his right to revoke this Agreement, it will become effective on the eighth day after he has signed it.
EXECUTIVE ACKNOWLEDGES THAT HE WAS GIVEN, PRIOR TO SIGNING THIS AGREEMENT, A PERIOD OF AT LEAST 45 DAYS FROM DELIVERY TO HIM OF THIS AGREEMENT WITHIN WHICH TO CONSIDER THIS AGREEMENT.


PLEASE READ CAREFULLY. THIS AGREEMENT CONTAINS A RELEASE OF KNOWN AND UNKNOWN CLAIMS.


     6. Severability; Modification of Agreement. If any provision of this Agreement shall be found invalid or unenforceable in whole or in part, then such provisions shall be deemed to be modified or restricted to the extent and in the manner necessary to render the same valid and enforceable or shall be deemed excised from this Agreement as such circumstances may require, and this Agreement shall be construed and enforced to the maximum extent permitted by law as if such provision had been originally incorporated herein as so modified or restricted or as if such provision had not been originally incorporated herein, as the case may be.

     7. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns. Notwithstanding the foregoing, neither this Agreement nor any rights hereunder may be assigned to any party by the Company or Executive without the prior written consent of the other party hereto.

     8. Assisting Litigation. Executive shall assist the Company in connection with its litigation matters (or the litigation matters of its parent companies, subsidiaries and/or joint ventures), that are now pending or that may be filed in the future. Executive shall be paid $125.00 per hour and be reimbursed for travel and other reasonable out-of-pocket expenses related to assisting the Company in litigation. Executive's services in connection with this paragraph shall include, but not shall not be limited to: attending meetings with the Company's lawyers; attending interviews, depositions, hearings and trials; reviewing documents; and performing such other services in connection with such matters as may be reasonably requested by the Company and its lawyers. Executive agrees not to aid in, assist in, or encourage the pursuit of, litigation against Snap-on by any other person or entity.

     9. Return of Property. Executive represents and warrants that (i) on or before the expiration of the revocation period in Paragraph 5 above, he returned to the President and Chief Executive Officer or his designee any and all files or other property of the Company including, but not limited to, any and all financial records and data, personnel information, personal files that contain Company files, personal equipment (including pagers, personal computers), business strategies and plans, product development information, computer programs (including the software and data used in all such programs), research projects, and business information concerning the Company's products, production, developments, costs, purchasing, pricing, profits, markets, sales, accounts, customers, financing, expansions, and other information relating to Company's or any of its affiliates' business practices, strategies or policies (all hereinafter referred to as the "Company Property"); and (ii) other than his attorney he has neither given to any third party nor any longer has in his possession any Company Property. Executive agrees that he will promptly deliver to the Company any Company Property coming into his possession hereafter.

     10. Entire Agreement. Executive and the Company each represent and warrant that no promise or inducement has been offered or made except as set forth herein and that the consideration stated herein is the sole consideration for this Agreement. The parties agree that it is their intent that this Agreement be fair and reasonable to both parties, and both parties further agree that the provisions of this Agreement shall be construed and enforced in accordance with the laws of the State of Wisconsin.



Executive                                    Snap-on Incorporated


______________________________          By:  __________________________________
                                             Dale F. Elliott

                                        Title: President and CEO
                                               ---------------------------------

Date: ________________________          Date:  ____________________________